EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of StarBase Corporation on Form S-8, Registration No. 333-04589, of our report dated June 20, 1997, appearing on page 26 of this Form 10-KSB.


PRICE WATEHOUSE

Costa Mesa, California
June 30, 1997